UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2012

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

8.01	Other Events.	3

9.01	Financial Statements and Exhibits.	3

Item 8.01. Other Events.

The Edward W. Scripps Trust (the “Trust”), which has controlled The E.W. Scripps Company (NYSE: SSP) (the “Company”) since the Trust’s inception in 1922, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ descendants upon whom the duration of the Trust was based.

All of the assets of the Trust, including Class A Common Shares and Common Voting Shares of the Company, will be distributed to certain descendants of E. W. Scripps.

As of Sept. 30, 2012, the Trust owned 30.4 percent of the outstanding 42.9 million Class A Common Shares and 89.6 percent of the outstanding 11.9 million Common Voting Shares. Together those shares represent 43 percent of the economic interest in the Company.

Certain surviving Trust beneficiaries, and certain members of the John P. Scripps family and trusts for their benefit, are signatories to an agreement that governs the transfer of Common Voting Shares. The agreement, known as the Scripps Family Agreement, becomes effective with the Trust’s termination. Upon distribution, shares under the agreement will represent approximately 98.5 percent of the Common Voting shares.

The Scripps Family Agreement also sets forth a process for the family to vote shares on Company matters, including the election of directors. Three of E. W. Scripps’ great-grandchildren, Nackey E. Scagliotti, Mary M. Peirce and Paul K. Scripps, and Anne M. La Dow, a great-great granddaughter, currently serve as directors of the Company. Mrs. Scagliotti is chairwoman of the board.

The distribution of the Trust’s assets will occur following customary legal proceedings. Until such distribution, the Trust will be the record holder of the shares referenced herein.

In 2011, the Trustees of the Trust filed a Petition for Instructions and Declaratory Relief with an Ohio Probate Court that seeks (i) to prepare for the administration of the Trust following its termination, (ii) to determine the identities of named beneficiaries and the identities of others who may be entitled to distributions from the Trust, (iii) to authorize, subject to clause (iv) below, the Trustees to continue the investment and management of the Trust’s assets during the period between Trust termination and final distribution of assets (“winding-up period”), (iv) to authorize the Trustees to vote the Common Voting Shares of the Company during the winding-up period in accordance with the procedures set forth in the Scripps Family Agreement and (v) to confirm the Trustees’ views on a number of other issues. The Petition was filed under seal in accordance with Ohio court rules, and the parties to the action are bound by a protective order issued by the Court that limits disclosure with respect to the proceedings.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated

99.01	Press Release Dated October 19, 2012	99.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)

Dated: October 22, 2012

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